UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C., 20549

                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) December 7, 1999


                     Commission file number 000-30234


                      MILLENNIUM PLASTICS CORPORATION
                       formerly, Aurora Corporation
            (Exact name of registrant as specified in charter)


Nevada                                            88-0422242
(State of other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)

5631 S. Pecos Rd.,
Las Vegas, Nevada                                 89120
(Address of Principal Executive Office)           (Zip Code)

                              (702) 454-2121
           (Registrant's Telephone Number, Including Area Code)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

No events to report,

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

No events to report,

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

No events to report,

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

No events to report,

ITEM 5.     OTHER EVENTS

     The Company amended its Patent Assignment and Royalty Agreement, (filed in an 8-K on December 3, 1999). Pursuant to the amendment a major stockholder of the Company provided the Company with Eight Million (8,000,000) shares of common restricted stock, at no additional cost to the Company as partial consideration for the elimination of all royalties under the Patent Assignment and Royalty Agreement. This occurred with no dilution to the Company. In addition the Company paid Three Hundred Thousand ($300,000) as the balance of the consideration.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

No events to report,

ITEM 7.     FINANCIAL STATEMENTS

No events to report,

ITEM 8.     CHANGE IN FISCAL YEAR

No events to report,


EXHIBITS

1.1* Addendum to Patent Assignment and Royalty Agreement

1.2* Press Release Dated December 7, 1999
______
* To be filed by amendment

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MILLENNIUM PLASTICS CORPORATION

                                   By /s/ Paul Branagan
                                     --------------------------------
                                      Paul T. Branagan, President


Date: December 7, 1999